As filed with the Securities and Exchange Commission on April 12,2000
                                                Registration No. _______________
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                         94-2925073
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                            Identification Number)

                          8555 Baxter Place, Suite 105
                           Burnaby, British Columbia
                                Canada, V5A 4V7
                                 (604) 415-6000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                                   Neil Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
|__|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|


                         CALCULATION OF REGISTRATION FEE
-------------------------------- ----------------------- ------------------------ ----------------------------- --------------------
                                                             Proposed Maximum
     Title of Each Class of               Amount            Offering Price Per      Proposed Maximum Aggregate        Amount of
  Securities to be Registered      to be Registered (1)          Unit (2)               Offering Price (2)        Registration Fee
-------------------------------- ----------------------- ------------------------ ----------------------------- --------------------
Common Stock, $.001 par value           1,716,072                 $164.37                  $282,070,754                $74,466
-------------------------------- ----------------------- ------------------------ ----------------------------- --------------------

     (1) Includes 63,162 shares of common stock issuable upon exercise of a warrant by selling stockholders identified in this prospectus.


     (2) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of PMC's common stock on April 5, 2000 as quoted on the Nasdaq National Market.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------
     The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                              Subject to Completion

                                PMC-SIERRA, INC.

                        1,716,072 Shares of Common Stock

         The selling stockholders listed on page 3 of this prospectus may sell or distribute the shares through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The price may be the market price prevailing at the time of sale or a price privately negotiated.

         We will not receive any of the proceeds from the sale of the shares. However, we will pay substantially all expenses incident to their registration.

                          ----------------------------

         Our common stock is quoted on the Nasdaq National Market under the symbol "PMCS." On April 11, 2000, the last reported sale price of our common stock was $165.18 per share.

                          ----------------------------

         Investing in our common stock involves a high degree of risk. See "Risk Factors" located on page 1 of this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the PMC common stock to be issued in connection with this prospectus or determined whether this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is April 12, 2000

         You should rely only on information or representations contained or incorporated by reference in this prospectus. No one has been authorized to provide you with any different information.

        Our business and affairs may change following the date of this prospectus. We do not have an obligation to update the information in this prospectus after the date on the cover page.

                                  RISK FACTORS

         This offering involves a high degree of risk. In addition to the other information contained in this Registration Statement, before purchasing the shares, you should carefully consider the risk factors described in "Factors You Should Consider Before Investing In PMC-Sierra" in our Annual Report on Form 10-K for the fiscal year ended December 26, 1999 and in other documents subsequently filed with the Commission pursuant to Section 13 or 15 of the Exchange Act. As a result of these risks, our business, financial condition or operating results could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose part or all of your investment.

         We may become subject to additional risks in the future. We will include these risks in future Annual and Quarterly Reports we file with the Securities and Exchange Commission. These reports are incorporated into this prospectus by reference on page 1. If you are making an investment decision after the date of this prospectus and any of these reports have been filed, you should also consult and carefully consider the risk factors and other information in these reports. In addition, you should note that the fact that certain risks are endemic to the industry does not lessen the significance of the risk.

                       WHERE YOU CAN FIND MORE INFORMATION

         PMC files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You can inspect and copy these reports, proxy and information statements and other information concerning PMC at the Commission's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information about PMC.

         This prospectus is part of the Registration Statement on Form S-3 that PMC filed with the commission to register shares of its common stock. This prospectus does not contain all of the information contained in the Registration Statement. Parts of documents are incorporated by reference into this prospectus. You should read these documents in their entirety rather than relying just on the parts incorporated by reference. Some of these documents are exhibits to the Registration Statement. The Registration Statement together with its exhibits can be inspected and copied at the public reference facilities and regional offices of the Commission referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by PMC with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this prospectus to the extent statements in this prospectus do not modify or supersede them:

         1. PMC's Annual Report on Form 10-K for the fiscal year ended December 26, 1999;

         2.   PMC's Current Reports on Form 8-K dated March 20, 2000.

         3. The description of PMC's Common Stock to be offered hereby is contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended on June 27, 1999 filed with the Commission pursuant to Section 13(a) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         4. All reports, definitive proxy statements and other documents filed by PMC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

         You may request a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed in writing or by phone to:

                                PMC-Sierra, Inc.
                               Investor Relations
                          8555 Baxter Place, Suite 105
                            Burnaby, British Columbia
                                 Canada V5A 4V7
                        Telephone Number: (604) 415-6000

PMC will provide these documents and information to you without charge.

                                PMC-SIERRA, INC.

         PMC  was   incorporated   in  the  State  of  California  in  1983  and
reincorporated into the State of Delaware in 1997.

         We design, develop, market and support high-performance semiconductor networking solutions. Our products are used in the high speed transmission and networking systems which are being used to restructure the global telecommunications and data communications infrastructure.

         We provide components for equipment based on Asynchronous Transfer Mode, Synchronized Optical Network, Synchronized Digital Hierarchy, T1/E1/J1 and T3/E3/J2 access transmission and Ethernet protocols. Our networking products adhere to international standards and are sold on the merchant market to over 100 customers either directly or through our worldwide distribution channels.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares covered by this prospectus. We will, however, pay substantially all expenses related to the registration of the shares.

                              SELLING STOCKHOLDERS

         The name of each selling stockholder and the aggregate number of shares of common stock registered by this Registration Statement that each selling stockholder may offer and sell are set out in the table below. All of the shares offered are issued and outstanding as of the date of this prospectus. Because the selling stockholders may sell or distribute all or a portion of the shares at any time and from time to time after the date of this prospectus, we cannot estimate the number of shares of common stock that each selling stockholder may have upon completion of this offering. As of the date of this prospectus, the selling stockholders listed below who are denoted by an asterisk next to their names serve as directors, officers or employees of Extreme Packet Devices Inc, a British Columbia corporation and a subsidiary of PMC:

                                                        Shares to be Offered
  Selling Stockholder                                for the Selling Stockholder
  ------------------------------------------------------------------------------

  Henry Chow*                                                          134,609

  Peter Chow                                                            11,199

  Diane Chow                                                            11,199

  Shirley (Beulieua) Chow                                               11,199

  Hope Chow and Jane Chow, jointly                                      11,199

  Olga Leighton                                                         22,398

  Brad Janoska                                                          22,398

  Albert Heller*                                                       108,851

  Lisa Wallace                                                          67,194

  Mark Waite*                                                           29,117

  Deborah L. Weinstein*                                                 38,172

  Scott Marshall*                                                       33,597

  Wesley Clover Corporation                                            508,935

  Tomas Valis*                                                          41,884

  Andrew Waitman                                                        15,678

  Furneaux & Company (Canada) LLC                                      96,759(1)

  Telantis Venture Partners V Inc.                                      16,426

  Harold Hughes                                                         16,426

  Lou Volpe                                                             16,426

  Antoine Paquin                                                        11,199

  James Orlando                                                          4,925

  Alex Stroud                                                            4,479

  Mark Janoska*                                                        122,748

  Scott Morrison*                                                       26,184

  ScotiaMcLeod Account No. 4865613816 itf Scott Morrison*                3,359

  Jason Chen*                                                            7,538

  ScotiaMcLeod Account No. 4865614319 itf Jason Chen*                    2,092

  ScotiaMcLeod Account No. 4865614715 itf Burt Christian*                3,359

  Burt Berel S. Christian*                                               2,239

  Nesbitt Burns Account No. 4610290910 itf Bruce Gregory*                3,359

  RBC Dominion Securities Account No. 4973433115 itf
  itf  Paul Lamers*                                                      3,359

  Paul Lamers*                                                           2,239

  Johanna Meunier*                                                       3,247

  ScotiaMcLeod Account No. 4865614012 itf Johanna Meunier*                 559

  ScotiaMcLeod Account No. 4967806516 itf Gareth O'Loughlin*             5,061

  Gareth O'Loughlin*                                                       985

  Shailendra Paliwal*                                                    4,367

  ScotiaMcLeod Account No. 4865614210 itf Shailendra Paliwal*            3,919

  ScotiaMcLeod Account No. 4865615712
  itf Hossain Pezeshki-Esfahani*                                         1,343

  Hossain Pezeshki-Esfahani*                                                44

  ScotiaMcLeod Account No. 4989007713 itf Morgan Smail*                  2,913

  ScotiaMcLeod Account No. 4988149011 itf Morgan Smail*                    226

  ScotiaMcLeod Account No. 4973033915 itf Morgan Smail*                    219

  Morgan Smail*                                                            447

  Chris Thompson*                                                        2,687

  ScotiaMcLeod Account No. 4865614111 itf Chris Thompson*                  671

  Hans van der Schoot*                                                   2,335

  ScotiaMcLeod Account No. 4865613519 itf Hans van der Schoot*           1,119

  ScotiaMcLeod Account No. 4865617015 itf James Aitken*                  1,679

  James Aitken*                                                            537

  Canaccord Capital Corporation Account
  No. 598-102S-0 itf Ronald Alleyne*                                     2,687

  Anna Ekstrandh*                                                        2,631

  Merrill Lynch Account No. 16AF4JS itf Anna Ekstrandh*                    167

  ScotiaMcLeod Account No. 4865617213 itf Dennis Lee*                    1,679

  Dennis Lee*                                                           10,079

  Silas Li*                                                                335

  ScotiaMcLeod Account No. 4865618419 itf Ana-Maria Andreescu*             447

  ScotiaMcLeod Account No. 4865619318 itf Nicolas Bazerly*                 223

  Luc Chouinard*                                                         1,343

  Faisal Dada*                                                             335

  ScotiaMcLeod Account No. 4865619417 itf Faisal Dada*                     895

  John Langevin*                                                           839

  Jeff Romanko*                                                            783

  ScotiaMcLeod Account No. 4865618815 itf Andrei Tarnauceanu*              671

  Steven Taylor*                                                         1,147

  ScotiaMcLeod Account No. 4865616116 itf Steven Taylor*                   734

  Gareth Williams*                                                       1,119

  ScotiaMcLeod Account No. 4865618310 itf Gareth Williams*                 559

  Shen Hong Chin*                                                        2,127

  ScotiaCapital Inc. Account No. 4865618914 itf Shen Hong Chin*            335

  Pascal de Wit*                                                           880

  ScotiaCapital Account No. 4865619219 itf Pascal de Wit*                1,343

  Jing Fu*                                                                 268

  Serge Gaiotti*                                                           447

  Walter Haas*                                                              89

  Xiang Li*                                                                268

  James Strober*                                                           904

  ScotiaCapital Account No. 4865619516 itf James Strober*                1,433

  Ronald Sabourin*                                                       1,119

  James Schellenberg                                                     1,119

  Rick Hester                                                              447

  Kodiak Venture Partners, L.P.                                        149,320

  Centara Investments Inc.                                              47,085

  Ontario Teachers' Pension Plan Board                                  24,886

  Iman Abdo*                                                               248

  ScotiaMcLeod Account No. 4865832614 itf Iman Abdo*                       497

  ScotiaMcLeod Account No. 4865829719 itf Maher Amer*                      740

  Arnel Collins*                                                           398

  ScotiaMcLeod Account No. 4865835211 itf Max Harris*                      248

  Max Harris*                                                              497

  Nesbitt Burns Account No. 536030115 itf Almas Jaffer*                    111

  ScotiaMcLeod Account No. 4865830311 itf Alim Ladha*                      223

  ScotiaMcLeod Account No. 486-58294-12 itf Eric Marenger*                 559

  Peter Noel*                                                              746

  Allan Obas*                                                               49

  ScotiaMcLeod Account No. 4973120910 itf Julien Ollivier*                 746

  Roxan Saint-Hilaire*                                                     497

  ScotiaMcLeod Account No. 4865829214 itf Roxan Saint-Hilaire*             248

  Amre Sultan*                                                             746

  Patrick Tsinany*                                                         248

  ScotiaMcLeod Account No. 4865833018 itf Patrick Tsinany*                 497

  David Wilkinson*                                                         223

  Stanislas Wolski*                                                        746

  Richard White*                                                           746

  Wayne Cooke*                                                             746

  Sherif Eldin*                                                            746

  Anna Kazmierczak*                                                        746

  Alexander Mazor*                                                         746

  Derek Mudd*                                                              746

  Serge Turgeon*                                                           746

  Stephane Gagnon*                                                         746

  TOTAL                                                              1,716,081

(1) Includes 63,162 shares issuable upon exercise of a warrant.

                              PLAN OF DISTRIBUTION

         The shares may be sold or  distributed  from time to time by or for the
account  of  the  selling  stockholders.   The  selling  stockholders  will  act
independently of PMC in making decisions with respect to these sales.

         The selling stockholders may use underwriters, dealers, brokers or other agents to sell or distribute some or all of the shares or may deal directly with one or more purchasers. They may use block sales, Nasdaq, the over-the-counter market, privately negotiated transactions or a combination of these. These sales may be made at any price. Brokers, dealers, agents or underwriters participating in these sales as agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. If they act as agent for the purchaser of such shares, they may also receive compensation from the purchaser.

         The selling stockholders and any underwriters, brokers, dealers or agents that participate in distribution of the shares may be deemed "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions they receive might be deemed to be underwriting discounts and commissions under the Securities Act. Neither PMC nor the selling stockholders can presently estimate the amount of such compensation. PMC does not know of any existing arrangements relating to the sale or distribution of the shares among any selling stockholders or between any selling stockholders and any underwriter, broker, dealer or other agent.

         PMC will pay substantially all of the expenses of this offering of the shares by the selling stockholders other than commissions and discounts of underwriters, brokers, dealers or agents.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for PMC by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                     EXPERTS

         The consolidated financial statements of PMC-Sierra, Inc. as of December 31, 1999 and December 31, 1998, and for each of the three years in the period ended December 31, 1999, have been audited by Deloitte & Touche LLP, independent auditors as described in its report. The financial statements, as described in the report, are incorporated by reference in this prospectus in reliance on the authority of the firm as an expert in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by the Registrant in connection with the filing of this Registration Statement (1).

Securities and Exchange Commission Filing Fee                      $74,466

Printing and Engraving Expenses                                    $10,000

Legal Fees and Expenses                                            $15,000

Accounting Fees and Expenses                                           -

Blue Sky Fees and Expenses                                             -

Transfer Agent and Registration Fees                                $5,000

Miscellaneous expenses                                              $2,000

Total                                                              $106,466

------------------------
(1) All of such expenses, other than the filing fee for the Commission, are estimates and are subject to future contingencies.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation of PMC eliminates the liability of directors to PMC for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to PMC or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve PMC or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         PMC's Bylaws provide that PMC shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. PMC believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. PMC's Bylaws also permit PMC to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether PMC would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. PMC currently has secured such insurance on behalf of its officers and directors.

         PMC has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in PMC's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify PMC's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of PMC, arising out of such person's services as a director or officer of PMC, any subsidiary of PMC or any other company or enterprise to which the person provides services at the request of PMC.

ITEM 16. EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:


NUMBER                     EXHIBIT DESCRIPTION

5.1                        Opinion of Counsel as to the validity of the Shares.
23.1                       Consent of Counsel (included in Exhibit 5.1).
23.2                       Consent of Deloitte & Touche LLP.


ITEM 17. UNDERTAKINGS.


         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.


         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada, on April 12, 2000.

                                       PMC-SIERRA, INC.
                                       By:  /s/ ROBERT L. BAILEY
                                       -----------------------------------------
                                       Robert L. Bailey, President, Chief
                                       Executive Officer and Chairman of the
                                       Board of Directors (Principal Executive
                                       Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bailey and John Sullivan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                          Title                            Date
---------------------      ------------------------------        ---------------

/s/Robert L. Bailey       President, Chief Executive Officer
--------------------      and Chairman of the Board of Directors
Robert L. Bailey          (Principal Executive Officer)           April 12, 2000


/s/JOHN SULLIVAN          Vice President of Finance and
-----------------         Chief Financial Officer (Principal
John Sullivan             Financial and Accounting Officer)       April 11, 2000



----------------------
Alexandre Balkanski       Director                                April 12, 2000


/s/COLIN BEAUMONT
------------------
Colin Beaumont            Director                                April 11, 2000


/s/JAMES V. DILLER
-------------------
James V. Diller           Director                                April 11, 2000


/s/FRANK J. MARSHALL
---------------------
Frank J. Marshall         Director                                April 11, 2000

                         EXHIBIT INDEX
                         -------------


NUMBER        EXHIBIT DESCRIPTION
------       --------------------
5.1           Opinion of Counsel as to the validity of the Shares.

23.1          Consent of Counsel (Included in Exhibit 5.1)

23.2          Consent of Deloitte & Touche LLP